Exhibit 11.2

CONSENT OF INDEPENDENT AUDITOR

November 2, 2018

To the Board of Directors

Coherix, Inc.

We agree to the inclusion in the Offering Statement on Form 1-A dated November 2, 2018 of our report dated March 16, 2018 (except for Notes 3 and 13 to the consolidated financial statements, as to which the date is September 19, 2018), on our audit of the consolidated financial statements of Coherix, Inc. and Subsidiaries as of, and for the year ended, December 31, 2016.

/s/ George Johnson & Company

CERTIFIED PUBLIC ACCOUNTANTS

Detroit, Michigan